Exhibit 5.1(a)

February 23, 2024
Georgia Power Company
241 Ralph McGill Boulevard, N.E.
Atlanta, Georgia 30308-3374

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Georgia Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (File No. 333-262855) (the “Registration Statement”) relating to $500,000,000 aggregate principal amount of the Company’s Series 2024A 5.004% Senior Notes due February 23, 2027 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998, by and between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore supplemented and amended, and as further supplemented by the Sixty-Ninth Supplemental Indenture dated as of February 23, 2024 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to

February 23, 2024

general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the federal law of the United States and, to the extent set forth herein, the law of the State of New York.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Annex I

FILE NO: 79424.50

February 23, 2024

Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

RE:     Registration Statement on Form S‑3

To the Addressee:
We have acted as counsel to the underwriters in connection with the Registration Statement on Form S‑3 (Registration Statement No. 333-262855) (the “Registration Statement”) relating to $500,000,000 aggregate principal amount of Georgia Power Company’s (the “Company”) Series 2024A 5.004% Senior Notes due February 23, 2027 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by a Sixty-Ninth Supplemental Indenture dated as of February 23, 2024 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

ATLANTA    AUSTIN   BANGKOK   BEIJING    BOSTON    BRUSSELS    CHARLOTTE     DALLAS    DUBAI    HOUSTON
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www.HuntonAK.com

Troutman Pepper Hamilton Sanders LLP
February 23, 2024

We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent..

Very truly yours,

/s/ Hunton Andrews Kurth LLP